UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2006

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of	Commission File	(IRS Employer Identification No.)
incorporation or organization)	Number

414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

Base Salary; Annual Cash Incentive Awards

At a meeting of the Board of Directors of Louisiana-Pacific Corporation (“LP”) held on August 4, 2006, the Board of Directors elected Jeffery Wagner as LP’s Executive Vice President, OSB. Based upon his new position, the Compensation Committee of the Board of Directors of LP approved an increase in Mr. Wagner’s base salary to $300,000. Additionally, the Compensation Committee modified Mr. Wagner’s 2006 award opportunities under LP’s Annual Cash Incentive Award Plan to 55% of his increased base salary.

Additional Information

The information set forth above should be read in connection with the information set forth under the caption “Executive Compensation” in LP’s Proxy Statement relating to its 2005 Annual Meeting of Stockholders, which is available at LP’s website at www.lpcorp.com and the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date:  August 4, 2006